 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
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Filed by a Party other than the Registrant  ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
CHEGG, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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CHEGG, INC.
3990 Freedom Circle
Santa Clara, California 95054

SUPPLEMENT TO PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 3, 2020

The following Notice of Change of Location and Format relates to the Proxy Statement for the 2020 Annual Meeting of Stockholders (the “Proxy Statement”) of Chegg, Inc., filed with the Securities and Exchange Commission (“SEC”) on April 17, 2020, furnished to our stockholders in connection with the solicitation of proxies by our Board of Directors for us at our Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Wednesday, June 3, 2020. This supplement is being filed with the SEC to provide Notice of Change of Location of the Annual Meeting and is being made available to stockholders on or about May 13, 2020.

Except as amended or supplemented by the information contained in this supplement, all information set forth in the Proxy Statement continues to apply and should be considered in voting your shares.

THIS NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

NOTICE OF CHANGE OF LOCATION AND FORMAT
OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON
WEDNESDAY, JUNE 3, 2020

To Our Stockholders:

NOTICE IS HEREBY GIVEN that due to the public health impact of the coronavirus (COVID-19) pandemic and to support the health and well-being of our employees, stockholders, and our community, the Annual Meeting on Wednesday, June 3, 2020 at 9:00 a.m. Pacific Standard Time will now be held in a virtual format only. You will not be able to attend the Annual Meeting physically and should plan to participate in our Annual Meeting via live webcast, which will be available at the following address: http://web.lumiagm.com/299143484. The passcode is: Chegg2020.

How to Participate in the Virtual Annual Meeting

As described in our proxy materials for the Annual Meeting, you are entitled to participate in our Annual Meeting if you were a stockholder of record of our common stock at the close of business of April 6, 2020. To attend and participate in the virtual Annual Meeting, you must enter the 16-digit control number included in your proxy card, voting instruction form or notice you previously received.

Online access to the website will open 15 minutes prior to the start of the Annual Meeting to allow time for you to log-in and test your device. We encourage you to access the website in advance of the designated start time.

You may vote during the Annual Meeting by following the instructions available on the virtual meeting website. If you are the beneficial owner of shares held in street name and you want to vote your shares during the Annual Meeting, you must obtain a valid proxy from your broker or nominee. You should contact your broker or nominee or refer to the instructions provided by your broker or nominee for further information.

It is important that you read the Proxy Materials previously made available to you, including the Notice of 2020 Annual Meeting of Stockholders, Proxy Statement, Proxy Card and Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (collectively, the “Proxy Materials”), and we encourage you to vote your shares of common stock in advance of the Annual Meeting by one of the methods described in the Proxy Materials. If you have already voted, you do not need to take any action unless you wish to change your vote. Proxy voting forms already returned by stockholders will remain valid and will be be voted at the Annual Meeting unless revoked. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting.

Whether or not you plan to virtually attend the Annual Meeting, we strongly urge you to vote and submit your proxy in advance of the Annual Meeting by one of the methods described in the Annual Meeting Proxy Materials.

By Order of the Board of Directors,

Dana Jewell
Associate General Counsel and Corporate Secretary

Santa Clara, California
May 13, 2020

The Annual Meeting to be Held on June 3, 2020 at 9:00 a.m. Pacific Standard Time is available at http://web.lumiagm.com/299143484. The passcode is: Chegg2020. Our Proxy Materials (Notice of 2020 Annual Meeting of Stockholders, Proxy Statement, Proxy Card and Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (collectively, the “Proxy Materials”)) area available on our website at http://investor.chegg.com, under “Press Releases”. Additionally, you may access our proxy materials at http://www.proxyvote.com.